Exhibit (n)(3)
POWER OF ATTORNEY
Each officer and director of Blue Owl Technology Finance Corp. whose signature appears below constitutes and appoints Craig W. Packer and Jonathan Lamm, and each of them to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement on Form N-2 and any or all amendments including any post-effective amendments and supplements to this registration statement, and any additional registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form N-2 has been signed by the following persons in the capacities indicated on August 22, 2025.

Name	Title
/s/ Craig W. Packer	Chief Executive Officer and Director
Craig W. Packer

/s/ Edward D’Alelio	Chairman of the Board, Director
Edward D’Alelio

/s/ Melissa Weiler	Director
Melissa Weiler

/s/ Christopher M. Temple	Director
Christopher M. Temple

/s/ Eric Kaye	Director
Eric Kaye

/s/ Victor Woolridge	Director
Victor Woolridge

/s/ Jonathan Lamm	Chief Operating Officer and Chief Financial Officer
Jonathan Lamm

/s/ Matthew Swatt	Co-Chief Accounting Officer, Co-Controller and Co-Treasurer
Matthew Swatt

/s/ Shari Withem	Co-Chief Accounting Officer, Co-Controller and Co-Treasurer
Shari Withem